EXHIBIT 16
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     [PricewaterhouseCoopers LLP - Spokane, Washington letterhead]



     July 6, 1998


     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Gentlemen:

     We have read the statements made by Source Capital Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report filed July 6, 1998. We agree with the statements concerning our firm in such Form 8-K.


                                   /s/PricewaterhouseCoopers LLP
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